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                                                                    Exhibit 3.02
                              ARTICLES OF MERGER

                                    Merging

                    Friedman, Billings, Ramsey Group, Inc.,
                            a Delaware Corporation


                                      and

                    Friedman, Billings, Ramsey Group, Inc.,
                             a Virginia Corporation

                                 with and into

                               FBR Group, Inc.,
                             a Virginia Corporation

                                   Article 1

     Section 1.1. Plan of Merger.  A true copy of the Agreement and Plan of
                  --------------
Merger (hereinafter called the "Plan") is attached as Appendix 1 and made a part of this instrument. The Plan constitutes a plan of merger within the meaning of the Virginia Stock Corporation Act.

     Section 1.2. Constituent Corporations. As more fully set forth in the
                  ------------------------
Plan, Friedman, Billings, Ramsey Group, Inc., a Delaware corporation ("Old Delaware Group") and Friedman, Billings, Ramsey Group, Inc., a Virginia corporation ("Old Virginia Group") are hereby merged (the "Merger") with and into FBR Group, Inc., a Virginia corporation ("New FBR"). In the Merger, as more fully set forth in the Plan, New FBR shall be the surviving corporation. As a result of the Merger the name of New FBR is changed to Friedman, Billings, Ramsey Group, Inc. The Merger is permitted by the laws of the State of Delaware, the jurisdiction of incorporation of Old Delaware Group.


                                   Article 2

     Section 3.1  Approval by New FBR. The Plan was approved by the unanimous
                  -------------------
consent of the sole shareholder of New FBR.

     Section 3.2  Approval of Old Delaware Group. The Plan was approved by the
                  ------------------------------
unanimous consent of the shareholders of Old Delaware Group.


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    Section 3.3  Approved by Old Virginia Group. The Plan was approved by the
                 ------------------------------
unanimous consent of the sole shareholder of Old Virginia Group.


    IN WITNESS WHEREOF, these Articles of Merger have been executed by the Surviving Corporation, New FBR, as of the 16th day of December, 1997.




                                   FBR GROUP, INC.


                                   By: /s/ W. Russell Ramsey
                                      ------------------------------
                                      Name: W. Russel Ramsey
                                      Title: President






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